SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 07/31/2003
FILE NUMBER 811-3886
SERIES NO.: 8


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  4,081
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  1,579
              Class C Shares                  3,020
              Class R Shares                     60


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $12.29
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $11.87
              Class C Shares                 $11.86
              Class R Shares                 $12.27